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                          VITALHOMESERVICES.COM, L.L.C.

                                     B.44.2

                        AMENDMENT TO AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

                       (CONFIDENTIAL TREATMENT REQUESTED)